EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Winfield Financial Group, Inc. (fka Healthcare Business Services Groups, Inc. (the “Registrant”) of our report dated June 4, 2004, for the fiscal years ended December 31, 2003 and 2002, which appears in the Registrant’s Form 8-K/A filed with the Securities and Exchange Commission on November 5, 2004.

Malone & Bailey, PLLC

www.malone-bailey.com

Houston, Texas

November 24, 2004